                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT, dated as of June 21, 1999 (the "Agreement") by and between Trenwick Group Inc., a Delaware corporation ("Trenwick"), and Chartwell Re Corporation, a Delaware corporation ("Chartwell" or the "Issuer").

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Trenwick and Chartwell are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, for the merger of Chartwell with and into Trenwick, with Trenwick as the surviving corporation (the "Merger"); and

                  WHEREAS, as a condition to Trenwick's willingness to enter into the Merger Agreement, Trenwick has requested that Chartwell agree, and Chartwell has so agreed, to grant to Trenwick an option to purchase up to 1,918,729 shares of common stock, par value $.01 per share, of Chartwell ("Chartwell Common Stock") in accordance with the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, to induce Trenwick to enter into the Merger Agreement, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                  1. Grant of Option. Subject to the terms and conditions set forth herein, Chartwell hereby grants to Trenwick an irrevocable option (the "Chartwell Option") to purchase up to 1,918,729 (as adjusted as set forth herein) shares (the "Option Shares") of Chartwell Common Stock (such number of Option Shares representing 19.9% of the number of shares of Chartwell Common Stock issued and outstanding on the date hereof) in the manner set forth below at a price (the "Exercise Price") of $23.82 per Option Share (which price per share is equal to the product of the Conversion Number (as defined in the Merger Agreement) and the closing price per share of Trenwick common stock, par value $.01 per share, on the Nasdaq Stock Market National Market on the date hereof), payable in cash in accordance with Section 4 hereof. Notwithstanding the foregoing, in no event shall the number of Option Shares for which the Chartwell Option is exercisable exceed 19.9% of the number of issued and outstanding shares of Chartwell Common Stock. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

                  2. Exercise of Option. The Chartwell Option may be exercised by Trenwick, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Trenwick under circumstances which would or could entitle Trenwick to receive the Termination Fee pursuant to Section 5.14(b) of the Merger Agreement (a "Trigger Event") (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing involving Chartwell); provided, that a Trigger Event shall not occur in the circumstances contemplated by Section 5.14(b)(z) of the Merger Agreement unless and until a Termination Fee shall be payable pursuant to Section 5.14(b)(z) of the Merger Agreement. In the event Trenwick wishes to exercise the Chartwell Option, Trenwick shall deliver to Chartwell a written notice (an

"Exercise Notice") specifying the total number of Option Shares it wishes to purchase. Each closing of a purchase of Option Shares (an "Option Closing") shall occur, but subject to the satisfaction or waiver of the conditions set forth in Section 3 hereof, at a place, on a date and at a time designated by Trenwick in an Exercise Notice delivered at least two business days prior to the date of the Option Closing. The Chartwell Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement other than under circumstances which also constitute a Trigger Event; or (iii) the 180th day following a Trigger Event (or if, at the expiration of such 180 day period the Chartwell Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than the 365th day following such Trigger Event). Notwithstanding the foregoing, the Chartwell Option may not be exercised if Trenwick is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement. Upon the giving by Trenwick to Chartwell of the Exercise Notice and the tender of the applicable aggregate Exercise Price, but subject to the satisfaction or waiver of the conditions set forth in Section 3 hereof, Trenwick shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Chartwell shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Trenwick.

                  3. Conditions to Closing. The obligation of Chartwell to issue the Option Shares to Trenwick hereunder is subject to the conditions, which (other than the conditions described in clauses (i), (iii) and (iv) below) may be waived by Chartwell in its sole discretion, that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Option Shares hereunder shall have expired or have been terminated; (ii) the Option Shares shall have been approved for listing on the NYSE upon official notice of issuance; (iii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Entity, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be including, without limitation, by Trenwick; and (iv) no preliminary or permanent injunction or other order or decree by any court of competent jurisdiction, law or regulation prohibiting or otherwise restraining such issuance shall be in effect.

                  4. Payment and Delivery of Certificates.

                  (a) At any Option Closing, Trenwick shall pay to Chartwell the aggregate purchase price (equal to the Exercise Price multiplied by the number of Option Shares to be purchased at such Option Closing) for the shares of Chartwell Common Stock purchased pursuant to the exercise of the Chartwell Option in immediately available funds by wire transfer to a bank account designated in writing by Chartwell; provided, however, that failure or refusal of Chartwell to designate such account shall not preclude Trenwick from exercising the Chartwell Option.

                  (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 4(a), Chartwell will deliver to Trenwick a certificate or certificates representing the number of Option Shares to be purchased by Trenwick at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and if the option is exercised in part only, Chartwell shall deliver a new option evidencing the rights of Trenwick thereof to purchase the balance of the shares purchasable hereunder and (ii) Trenwick will deliver to Chartwell a copy of this Agreement and a letter agreeing that Trenwick will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of Option Shares pursuant to an exercise of the option hereunder, Chartwell shall not have redeemed the Chartwell Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise will also represent such a corresponding Chartwell Right or new rights with terms substantially the same as and at least as favorable to Trenwick as are provided in the Chartwell Rights Agreement or similar agreement then in effect. Chartwell shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of Trenwick or its designee.

                  5. Representations and Warranties of Chartwell. Chartwell hereby represents and warrants to Trenwick that (a) Chartwell is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement, (b) the execution and delivery of this Agreement by Chartwell and the consummation by Chartwell of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Chartwell and no other corporate proceedings on the part of Chartwell are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Chartwell, constitutes a valid and binding obligation of Chartwell and, assuming this Agreement constitutes a valid and binding obligation of Trenwick, is enforceable against Chartwell in accordance with its terms, (d) Chartwell has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Chartwell Option, and at all times from the date hereof through the expiration of the Chartwell Option will have reserved, 1,918,729 authorized and unissued Option Shares, such amount being subject to adjustment as provided in Section 9, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of the Option Shares to Trenwick upon the exercise of the Chartwell Option, Trenwick will acquire the Option Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, and (f) none of Chartwell, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of Chartwell to any person under circumstances that would cause the issuance and sale of the Option Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of Trenwick contained in Section 6(d) are true and correct and based on Trenwick's commitment in its letter referred to in Section 4 hereof, the issuance, sale and delivery of the Option Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and Chartwell shall not take any action which would cause the issuance, sale and delivery of the Option Shares hereunder not to be exempt from such requirements).

                  6. Representations and Warranties of Trenwick. Trenwick represents and warrants to Chartwell that (a) Trenwick is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Trenwick and the consummation by Trenwick of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Trenwick and no other corporate proceedings on the part of Trenwick are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Trenwick and constitutes a valid and binding obligation of Trenwick, and, assuming this Agreement constitutes a valid and binding obligation of Chartwell, is enforceable against Trenwick in accordance with its terms, and (d) any Option Shares acquired upon exercise of the Chartwell Option will be acquired for Trenwick's own account, for investment purposes only and will not be, and the Chartwell Option is not being, acquired by Trenwick with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

                  7. Restrictions on Transfer.

                  (a) Restrictions on Transfer. Prior to the first anniversary of the date on which Trenwick purchases any Option Shares hereunder (the "Expiration Date"), Trenwick shall not, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Option Shares acquired by Trenwick pursuant to this Agreement ("Restricted Shares") beneficially owned by it, other than in accordance with Section 7(b) or
Section 8. Subsequent to the Expiration Date, Trenwick shall not, directly or indirectly, by operation of law or otherwise, sell, assign, pledge or otherwise dispose of or transfer any Restricted Shares beneficially owned by it to any purchaser, assignee, pledgee or other transferee who would, immediately after such sale, assignment, pledge, disposition or transfer, beneficially own more than 4.9% of the then outstanding voting power of the issuer of the Restricted Shares, except in accordance with Section 7(b) or Section 8 and other than in market transactions at prevailing prices.

                  (b) Permitted Sales. Following the termination of the Merger Agreement, Trenwick shall be permitted to sell or transfer any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer or merger that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of Chartwell, by a majority of the members of the Board of Directors of Chartwell (which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer or merger).

                  8. Registration Rights. Following the termination of the Merger Agreement, but not later than the second anniversary of the last date that Trenwick acquired Option Shares under this Agreement, Trenwick (a "Designated Holder") may by written notice (the "Registration Notice") to Chartwell (the "Registrant") request the Registrant to register under the

Securities Act all or any part of the Restricted Shares beneficially owned by the Designated Holder (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their commercially reasonable efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value (as defined below) of such shares. The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares. Any such purchase of Registrable Securities by the Registrant (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds. As used herein, the "Fair Market Value" of any share shall be the average of the daily closing sales price for such share on the NYSE during the 10 NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

                  If the Registrant does not elect to exercise its option pursuant to this Section 8 with respect to all Registrable Securities, it shall use its commercially reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that (i) Trenwick shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 90 days after such request in the case of clauses (A), (B) or (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the

Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

                  The registration rights set forth in this Section 8 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

                  A registration effected under this Section 8 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner (provided that the Designated Holder shall only be required to indemnify other parties to such underwriting agreement for information relating to such Designated Holder and supplied by it for inclusion in such registration statement), (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering and (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the Manager deems it necessary, participating in road show presentations).

                  The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 8 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

                  9. Adjustment upon Changes in Capitalization. Without limitation to any restriction on Chartwell contained in this Agreement or in the Merger Agreement, in the event of any change in Chartwell Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, subdivisions, conversions, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Chartwell Option, and the Exercise Price per Option Share provided in Section 1, shall be adjusted appropriately to restore to Trenwick its rights hereunder, including the right to purchase from the Chartwell (or its successors) shares of Chartwell Common Stock representing 19.9% of the outstanding Chartwell Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

                  10. Restrictive Legends. Each certificate representing shares of Chartwell Common Stock issued to Trenwick at a Closing will have typed or printed thereon a restrictive legend in substantially the following form:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF JUNE 21, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

                  It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Trenwick has delivered to Chartwell a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to Chartwell and its counsel, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificate(s) shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in this Section 10.

                  11.      Profit Limitation.

                  (a) Notwithstanding any other provision of this Agreement or the Merger Agreement, in no event shall Trenwick's Total Profit (as hereinafter defined) exceed $9.0 million (such amount, the "Profit Limit") and, if it would otherwise exceed such amount, Trenwick, at its sole election, shall, within five business days, either (i) deliver to the Issuer for cancellation Option Shares (valued, for purposes of this Section 11, at their Fair Market Value on the date of such delivery), (ii) pay cash to the Issuer or refund in cash any Termination Fee previously paid to Trenwick or reduce or waive the amount of any Termination Fee payable to Trenwick pursuant to Section 5.14(b) of the Merger Agreement, or
(iii) undertake any combination thereof, so that Trenwick's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions. As used herein, "Total Profit" means the aggregate amount (before taxes) of (i) the amount of Termination Fee received by Trenwick pursuant to Section 5.14(b) of the Merger Agreement and any fee received by Trenwick pursuant to Section 5.14(c) of the Merger Agreement and (ii) (x) the net cash amounts received by Trenwick pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) Trenwick's purchase price for such Option Shares.

                  (b) Notwithstanding any other provision of this Agreement or the Merger Agreement, the Chartwell Option may not be exercised for a number of Option Shares that would, as of the date of the Exercise Notice, result in a Notional Total Profit (as hereinafter defined) of more than the Profit Limit and, if exercise of the Chartwell Option otherwise would exceed the Profit Limit, Trenwick, at its discretion, may increase the Exercise Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit; provided, that nothing in this sentence shall restrict any exercise of the Chartwell Option permitted hereby on any subsequent date at the Exercise Price set forth in Section 1 hereof. As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Trenwick may propose to exercise the Chartwell Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Chartwell Option were exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other shares of Chartwell Common Stock held by Trenwick and its subsidiaries as of such date, were sold for cash at the closing market price for the Chartwell Common Stock on the NYSE Composite Tape at the close of business on the preceding trading day (less customary brokerage commissions).

                  12. Binding Effect; No Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

                  13. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

                  14. Entire Agreement. This Agreement, the Merger Agreement (including any exhibits and schedules thereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

                  15. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that Trenwick is not permitted to acquire the full number of shares of Chartwell Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of Chartwell to allow Trenwick to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

                  17. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (i) delivered, personally, or (ii) sent by overnight courier service (providing proof of delivery), or (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Trenwick:

                           Alan L. Hunte
                           Vice President and
                              Chief Financial Officer
                           Trenwick Group Inc.
                           One Canterbury Green
                           Stamford, CT  06901
                           Fax:  (203) 353-5544


                  with a copy to:

                           Baker & Mc Kenzie
                           805 Third Avenue
                           New York, New York 10022
                           Attention:  James R. Cameron
                           Fax:  (212) 891-3835

                  If to Chartwell, to:

                           President
                           Chartwell Re Corporation
                           Four Stamford Plaza
                           107 Elm Street
                           Stamford, CT  06902
                           Fax:  (203) 705-2710

                  with a copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           125 West 55th Street
                           New York, New York  10019
                           Attention:  Robert S. Rachofsky
                           Fax: (212) 424-8500

                  18. Governing Law; Choice of Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of law principles thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Delaware or a Delaware state court.

                  19. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

                  21. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  22. Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

                  23. Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

                  24. Loss or Mutilation. Upon receipt by Chartwell of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Chartwell will execute and deliver to Trenwick a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Chartwell, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                                 TRENWICK GROUP INC.


                                                 By: /s/ James F. Billett, Jr.
                                                     Name: James F. Billett, Jr.
                                                     Title: Chairman,
                                                     President and
                                                        Chief Executive Officer



                                                 CHARTWELL RE CORPORATION


                                                 By: /s/ Richard E. Cole
                                                     Name: Richard E. Cole
                                                     Title: Chairman and
                                                     Chief Executive Officer